Vertical Farming Pioneer Paul Hardej Joins Indoor Harvest Corp's Board of Directors

Houston, Texas, May 9, 2016 — Indoor Harvest Corp (OTCQB:INQD), through its brand name Indoor Harvest®, is a full service, state-of the art, Design-Build, Engineering, Procurement and Construction firm for the indoor and vertical farming industry. The Company provides production platforms, mechanical systems and engineering for both greenhouse and building integrated agriculture production. The Company is pleased to announce that Paul Hardej, a pioneer and thought leader within the vertical farming industry has joined the Company's Board of Directors.

Currently since June 2015, Mr. Hardej holds the position of Vice President of Horticulture Lighting Turnkey Solutions at Illumitex, Inc., an industry leader in LED lighting technology for the indoor farming industry. From June 2010 until March 2015, Mr. Hardej was a co-founder, Vice President of Development and Operations and later served as Chief Technology Officer of FarmedHere, LLC, the first commercial scale vertical farm operating in the United States and an early pioneer in the industry. Mr. Hardej challenged the regulatory environment, building codes, municipal zoning ordinances and used his design expertise in the process of expanding local urban agriculture in Chicago. FarmedHere went on to become the winner of the 2013 Chicago Innovations Award.

Mr. Hardej is an Associate Member of the American Institute of Architects and holds a license as a Certified Food Safety Manager in the State of Illinois. Mr. Hardej also holds a bachelor's degree in Architecture from Warsaw Polytechnic University School of Architecture and an Associate's degree in Interior Design and Merchandising from the International Academy of Merchandising and Design in Chicago. He has served as a long term committee member of the Illinois Holocaust Museum and Education Center in Skokie, IL and has served on the Board of Directors at the Black Ensemble Theater in Chicago, IL. He has been involved in many local community organizations focused on revitalization of Chicago  neighborhoods. In  2008  he  received  a  prestigious  life- work Citibank Heritage award for his non-profit and community work.

Mr. Hardej has a vested interest promoting the local food movement. He participated on the Chicago Mayor Daley's task force on Vertical Farming. In conjunction with Chicago City Public Colleges and the Chicago Botanic Garden’s Windy City Harvest organization, Mr. Hardej co-created an innovative Urban Farming/Aquaponics Job Training rehabilitation program and an alternative for at-risk and underemployed inner-city youth.

Mr. Hardej is a frequent public speaker and an advocate for controlled environment agriculture and the good food movement. He has developed partnerships with Federal, State and local governments, NGO’s and non-profits to promote the development of high-tech controlled environments farms where most people live – in the city centers. FarmedHere and his work has been published on BBC News, Associated Press, Forbes, Fast Company, Wired Magazine, Time, Al Jazeera America, Chicago Tribune and many more media outlets domestically and globally.

In 2014 Mr. Hardej was appointed by the Governor of Illinois, Hon. Pat Quinn to participate in the Governor’s Local Food, Farms and Jobs Council. Additionally, Mr. Hardej consulted with several municipal bodies including Las Vegas, City of London and New York City on regulatory policies and feasibility for the development of Urban Vertical Farms. He is a sitting judge for the 2016 International Vertical Farm Award by the Association of Vertical Farming.

As a member of the board, Mr. Hardej contributes the benefits of his executive leadership and management experience in real estate development, architectural design, product merchandising, food safety regulation and vertical farming development and operations. His contributions and deep understanding of all aspects of our business, products and markets will provide substantial experience to expand our operations, guide management and attract clients.

Chad Sykes, CEO and Founder of Indoor Harvest stated, "We're excited to have Paul on board, his experience and leadership will help us grow the Company into a successful operation. He's a well known and respected pioneer in our industry, a great speaker and an amazing thought leader. Paul's addition is part of a Company refocus, new direction and expansion plans as we position for institutional capital and a senior listing. With the foundation laid and a strong sales pipeline in place, we're now team building for what we expect to be an amazing growth opportunity".

On May 9, 2016, Mr. William Jamieson resigned as a Director. The Company would like to thank Mr. Jamieson for his dedicated service to the Company during its development stage. Mr. Hardej will replace Mr. Jamieson as part of a Company business focus restructuring.

"I want to personally thank Mr. Jamieson for his service. In our early development stage, Mr. Jamieson's guidance helped us steer clear of potential pitfalls within the cannabis industry. He was a valued team member during our early development stage and his knowledge of the cannabis industry is without equal. We hope to continue to work with Mr. Jamieson and his Company 420 Patients on future projects as a consultant," further stated Mr. Sykes.

Consistent with the SEC’s April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD, Indoor Harvest is alerting investors and other members of the general public that Indoor Harvest will provide weekly updates on operations and progress through its social media on Facebook, Twitter and Youtube. Investors, potential investors and individuals interested in our company are encouraged to keep informed by following us on Twitter, YouTube or Facebook.

Facebook: http://www.facebook.com/indoorharvest
Twitter: http://www.twitter.com/indoorharvest
Youtube: http://www.youtube.com/indoorharvest

ABOUT INDOOR HARVEST CORP

Indoor Harvest Corp, through its brand name Indoor Harvest®, is a full service, state of the art design-build engineering firm for the indoor farming industry. Providing production platforms and complete custom designed build outs for both greenhouse and building integrated agriculture (BIA) grows, tailored to the specific needs of virtually any cultivar. Our patent pending aeroponic fixtures are based upon a modular concept in which primary components are interchangeable. Visit our website at http://www.indoorharvest.com for more information about our Company.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “estimates,” “believes,” “anticipates,” “intends,” expects” and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest’s current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest. There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts:
Indoor Harvest Corp
Interim CEO, Mr. Chad Sykes
713-410-7903
ccsykes@indoorharvest.com